UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2010

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7690 W. Cheyenne Avenue, Suite 220

Las Vegas, Nevada 89129

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2010, Citadel Broadcasting Corporation (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Jacquelyn J. Orr, the Company’s General Counsel, Vice President and Secretary, pursuant to which she will resign from all positions with the Company and its affiliates, effective as of January 31, 2011 (the “Termination Date”). In consideration for a release of claims from Ms. Orr and Ms. Orr’s continued agreement to confidentiality, non-disclosure and non-solicitation covenants, the Company has agreed to pay Ms. Orr (i) a lump sum payment equal to $550,000 on December 31, 2010 and (ii) a lump sum payment equal to $200,000 on the Termination Date, representing a payment with respect to Ms. Orr’s bonus for 2010.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated December 16, 2010, between Citadel Broadcasting Corporation and Jacquelyn J. Orr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION
Date: December 22, 2010

	By:	/S/ RANDY L. TAYLOR
Name: Randy L. Taylor
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated December 16, 2010, between Citadel Broadcasting Corporation and Jacquelyn J. Orr.